Exhibit 10.3

STOCKHOLDER SUPPORT AGREEMENT

This STOCKHOLDER SUPPORT AGREEMENT (this “Agreement”), dated as of April 11, 2023, is entered into by and among Spectral MD Holdings, Ltd., a Delaware corporation (the “Company”), Rosecliff Acquisition Corp I, a Delaware corporation (“Parent”), and the stockholders of the Company whose names appear on the signature pages of this Agreement (each a “Key Company Stockholder” and collectively, the “Key Company Stockholders”).  The Company, Parent and the Key Company Stockholders are referred to from time to time in this Agreement individually as a “Party” and collectively as the “Parties”.

WHEREAS, concurrently with the execution of this Agreement, Parent, Ghost Merger Sub I Inc., a Delaware corporation (“Merger Sub I”), Ghost Merger Sub II LLC, a Delaware limited liability company (“Merger Sub II”), and the Company, are entering into a Business Combination Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “BCA”; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to such terms in the BCA), pursuant to which, among other things, Parent and the Company shall enter into a business combination;

WHEREAS, as of the date hereof, each Key Company Stockholder is the holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the number of shares of Company Common Stock as set forth opposite such Key Company Stockholder’s name on Exhibit A hereto; and

WHEREAS, as an inducement to Parent, Merger Sub I, Merger Sub II and the Company to enter into the BCA and to consummate the Transactions, each of the Company, Parent and the Key Company Stockholders desires to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the Company, Parent and the Key Company Stockholders hereby agrees as follows:

1.    Voting Obligations. Each Key Company Stockholder, with respect to its shares of Company Common Stock (together with any other equity securities of the Company that each Key Company Stockholder acquires record or beneficial ownership of after the date hereof, collectively, the “Subject Company Equity Securities”), hereby agrees during the term of this Agreement, severally and not jointly, as follows: (a) to vote (or cause to be voted), at any meeting of the stockholders of the Company, however called, or any adjournment thereof, and in any action by written consent of the stockholders of the Company (which written consent shall be delivered promptly, and in any event within twenty-four (24) hours, after the Company or Parent requests such delivery), or in any other circumstance in which the vote, consent or other approval of the stockholders of the Company is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such Key Company Stockholder’s Subject Company Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of the Subject Company Equity Securities held by such Key Company Stockholder at such time (i) in favor of the approval and adoption of the BCA and the approval of the Mergers and the other Transactions including the Company COI Amendment and the Company Stockholder AIM Consent and (ii) against any action, agreement or transaction or proposal that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the BCA or that would reasonably be expected to result in the failure of the Transactions from being consummated and (b) not to commit or agree to take any action inconsistent with the foregoing.

2.     Registration Rights Agreement. The Company shall use commercially reasonable efforts to cause each Key Company Stockholder to deliver, at the Closing, to Parent a duly executed copy of that certain Amended and Restated Registration Rights and Lock-Up Agreement, by and among Parent, the Sponsor, the Company and the additional signatories thereto, in substantially the form attached as Exhibit A to the BCA.

3.     Transfer of Shares.  Each Key Company Stockholder, severally and not jointly, agrees during the term of this Agreement that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of Law), lien, pledge, dispose of or otherwise encumber any of the Subject Company Equity Securities held by such Key Company Stockholder or otherwise agree to do any of the foregoing, (b) deposit any Subject Company Equity Securities held by such Key Company Stockholder into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect to any Subject Company Equity Securities held by such Key Company Stockholder that is inconsistent with the provisions of this Agreement or (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Subject Company Equity Securities held by such Key Company Stockholder; provided, that the foregoing shall not prohibit the transfer of the Subject Company Equity Securities to an affiliate of such Key Company Stockholder, but only if such affiliate of such Key Company Stockholder shall execute this Agreement or a joinder, in a form reasonably acceptable to Parent, agreeing to become a party to this Agreement.   Any transfer or assignment made other than as provided in this Section 3 shall be null and void.

4.     Representations and Warranties. Each Key Company Stockholder, severally and not jointly, hereby represents and warrants to Parent as follows:

(a)    Organization; Due Authorization. Such Key Company Stockholder (x) if not a natural person, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, formed, organized or constituted, and the execution, delivery and performance of this Agreement by such Key Company Stockholder and the consummation by such Key Company Stockholder of the transactions contemplated hereby are within such Key Company Stockholder’s charter, partnership agreement, operating agreement or similar organizational documents and have been duly authorized by all necessary action on the part of such Key Company Stockholder or (y) if a natural person, has full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly authorized, executed and delivered by such Key Company Stockholder and, assuming due authorization, execution and delivery by the other Parties to this Agreement, this Agreement constitutes a legally valid and binding obligation of such Key Company Stockholder, enforceable against such Key Company Stockholder in accordance with the terms hereof (except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies).

(b)   Ownership. Such Key Company Stockholder is the record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good and valid title to, all of its Subject Company Equity Securities free and clear of any security interest, lien, claim, pledge, proxy, option, right of first refusal, agreement, voting restriction, limitation on disposition, charge, adverse claim of ownership or use or other encumbrance of any kind, other than pursuant to (i) this Agreement, (ii) applicable securities Laws, and (iii) the Company’s Certificate of Incorporation and bylaws, such Key Company Stockholder has the sole power to vote and right, power and authority to sell, transfer and deliver such shares of Company Common Stock, and such Key Company Stockholder does not hold or own any rights to acquire (directly or indirectly) any equity securities of the Company or any equity securities convertible into, or which can be exchanged for, equity securities the Company.

(c)  No Conflicts. The execution and delivery of this Agreement by such Key Company Stockholder does not, and the performance by such Key Company Stockholder of its obligations hereunder will not, (i) conflict with or result in a violation of the organizational documents of such Key Company Stockholder or (ii) require any consent or approval with respect to such Key Company Stockholder that has not been given or other action that has not been taken by any person (including under any contract binding upon such Key Company Stockholder or the Subject Company Equity Securities held by such Key Company Stockholder), in each case to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by such Key Company Stockholder of its obligations under this Agreement.

(d)   Litigation. There are no Proceedings pending against such Key Company Stockholder or, to the knowledge of such Key Company Stockholder, threatened against such Key Company Stockholder before (or, in the case of threatened legal proceedings, that would be before) any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by such Key Company Stockholder of its obligations under this Agreement.

(e)    Acknowledgment. Such Key Company Stockholder understands and acknowledges that each of Parent, Merger Sub I, Merger Sub II and Company is entering into the BCA in reliance upon such Key Company Stockholder’s execution and delivery of this Agreement. Such Key Company Stockholder has had the opportunity to read the BCA and this Agreement and has had the opportunity to consult with its tax and legal advisors.

5.     Termination. This Agreement and the obligations of the Key Company Stockholders under this Agreement shall automatically terminate upon the earlier of: (a) the Closing and (b) the termination of the BCA in accordance with its terms. Upon termination of this Agreement, no Party shall have any further obligations or liabilities under this Agreement; provided that (i) nothing in this Section 5 shall relieve any Party of liability for fraud or willful breach of this Agreement occurring prior to its termination and (ii) the provisions of this Section 5 and Section 6 (other than Section 6(i)) shall survive any termination of this Agreement.

6. Miscellaneous.

(a)   All notices (including notices for consent under this Agreement), requests, claims, demands and other communications hereunder shall be: (i) in writing; (ii) sent by messenger, certified or registered mail, a reliable overnight delivery service or email, charges prepaid as applicable, to the appropriate address(es) (including with a copy) set forth below; and (iii) deemed to have been given on the date of delivery to the addressee (or, if the date of delivery is not a Business Day, on the first (1st) Business Day after the date of delivery), as evidenced by: (A) a receipt executed by the addressee (or a responsible person in his or her office), the records of the person delivering such communication or a notice to the effect that such addressee refused to claim or accept such communication, if sent by messenger, mail or express delivery service; or (B) confirmation of transmission or receipt generated by the sender’s computer showing that such communication was sent to the appropriate electronic mail address on a specified date, if sent by email. All such communications shall be sent to the following addresses, or to such other addresses as any party may inform the others by giving five (5) Business Days’ prior written notice pursuant to this Section 6(a):

If to Parent, to:

Rosecliff Acquisition Corp. I
767 5th Avenue 34th Floor
New York, New York 10153
Attention: Michael P. Murphy
Email: mm@rosecliffspac.com

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom, LLP
300 South Grand Avenue, Suite 3400
Los Angeles, CA 90071-3144
Attention: P. Michelle Gasaway
Email: michelle.gasaway@skadden.com

and

Skadden, Arps, Slate, Meagher & Flom, LLP
One Manhattan West
New York, New York 10001
Attention: Sean C. Coburn
Email: sean.coburn@skadden.com

If to the Company, to:

Spectral MD Holdings, Ltd.
2515 McKinney Avenue, Suite 1000
Dallas, TX 75204
Attention: Vincent S. Capone
Email: capone@spectralmd.com

with a copy (which shall not constitute notice) to:

Reed Smith LLP
599 Lexington Avenue
26th Floor
New York, NY 10022
Attention: Herbert F. Kozlov
Email: hkozlov@reedsmith.com

and

Reed Smith LLP
2850 N. Harwood St.
Suite 1500
Dallas, TX 75201
Attention: Lynwood Reinhardt
Email: lreinhardt@reedsmith.com

If to a Key Company Stockholder, to the address or email address as set forth on the signature page hereof.

(b)   If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transaction contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(c)   This Agreement (together with the BCA and the other agreements referenced herein and therein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof, except for the Confidentiality Agreement.

(d)   This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations pursuant to this Agreement without the prior written consent of the other Parties. Any attempted assignment of this Agreement not in accordance with the terms of this Section 6(d) shall be void ab initio.

(e)   The Parties agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, shall occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the Transactions) in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (which, for the avoidance of doubt, includes the Parties’ obligation to consummate the Mergers), in addition to any other remedy to which they are entitled at Law or in equity and (ii) the right to specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and/or other equitable relief on any basis, including the basis that any other Party has an adequate remedy at Law or that any award of an injunction, specific performance and/or other equitable relief is not an appropriate remedy for any reason at Law or in equity. Any Party seeking: (A) an injunction or injunctions to prevent breaches of this Agreement; (B) to enforce specifically the terms and provisions of this Agreement; and/or (C) other equitable relief, shall not be required to show proof of actual damages or to provide any bond or other security in connection with any such remedy.

(f)   This Agreement, and any and all claims arising directly or indirectly out of or otherwise concerning this Agreement (whether based in contract, tort or otherwise) shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware (without regard to any choice or conflicts of laws principles, whether of the State of Delaware or any other jurisdiction, that might direct the application of another substantive Law to govern this Agreement).

(g)   With respect to any and all Actions arising directly or indirectly out of or otherwise relating to this Agreement or the Transactions, each of the Parties: (i) irrevocably and unconditionally submits and consents to the exclusive jurisdiction of: (A) the Court of Chancery of the State of Delaware or, if such Court of Chancery lacks subject matter jurisdiction, the Complex Commercial Division of the Superior Court of the State of Delaware or (B) in the event that an Action involves claims exclusively within the jurisdiction of the federal courts, in the United States District Court for the District of Delaware (all such courts, collectively, the “Chosen Courts” and, individually, each a “Chosen Court”), for itself and with respect to its property; (ii) agrees that all claims in respect of such Action shall be heard and determined only in any Chosen Court (and the appropriate respective appellate courts therefrom); (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court; (iv) agrees that, except in connection with any Action brought against a party in another jurisdiction by an independent third person, it shall not bring any Action directly or indirectly relating to this Agreement or any of the transactions contemplated hereby in any forum other than a Chosen Court, except for the purpose of enforcing any award or judgment; and (v) agrees that it shall not assert and waives any objection it may have based on inconvenient forum to the maintenance of any action or proceeding so brought. Each Party may make service on another Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 6(a). Nothing in this Section 6(g), however, shall affect the right of any person to serve legal process in any other manner permitted by Law.

(h)   This Agreement may be executed in two (2) or more counterparts (which may be delivered by electronic transmission), each of which (when executed) shall be deemed an original, and all of which together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.

(i)    Each Party shall use its reasonable best efforts to (x) execute and deliver or cause to be executed and delivered such additional documents and instruments and (y) take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)    This Agreement shall not be effective or binding upon any Party until after such time as the BCA is executed and delivered by Parent, Merger Sub I, Merger Sub II and the Company.

(k)   This Agreement may be amended in writing by the Parties hereto at any time prior to the First Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto.

(l)   Each Key Company Stockholder shall permit and hereby consents to and authorizes Parent and the Company to publish and disclose (i) all documents and schedules filed with the SEC, (ii) any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Mergers or any of the other Transactions, (iii) a copy of this Agreement, (iv) such Key Company Stockholder’s identity, (v) the number of shares of Company Common Stock held by such Key Company Stockholder and (vi) the nature of such Key Company Stockholder’s commitments and obligations under this Agreement.

(m)  Each Key Company Stockholder signs this Agreement solely in its capacity as a stockholder of the Company. Each Key Company Stockholder makes no agreement or understanding in this Agreement in its capacity (or in the capacity of any Affiliate, partner or employee of such Key Company Stockholder) as a director or officer of the Company (if such Key Company Stockholder holds such office). Nothing in this Agreement will limit or affect any actions or omissions taken by each Key Company Stockholder (or any Affiliate, partner or employee of such Key Company Stockholder) in his, her or its capacity as a director or officer of the Company, and no actions or omissions taken in such Key Company Stockholder’s capacity (or in the capacity of any Affiliate, partner or employee of such Key Company Stockholder) as a director or officer of the Company shall be deemed a breach of this Agreement. Nothing in this Agreement will be construed to prohibit, limit or restrict each Key Company Stockholder (or any Affiliate, partner or employee of such Key Company Stockholder) from exercising his or her fiduciary duties as an officer or director of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the Company, Parent and each Key Company Stockholder have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SPECTRAL MD HOLDINGS, LTD.

By:	/s/ Wensheng Fan
Name:	Wensheng Fan
Title:	Chief Executive Officer

ROSECLIFF ACQUISITION CORP. I

By:	/s/ Michael P. Murphy
Name:	Michael P. Murphy
Title:	Chief Executive Officer

WENSHENG FAN

By:	/s/ Wensheng Fan
Name:	Wensheng Fan

GERRY BEANEY

By:	/s/ Vincent S. Capone, POA
Name:	Gerry Beaney

[Signature Page to Stockholder Support Agreement]

RICHARD JOHN COTTON

By:	/s/ Vincent S. Capone, POA
Name:	Richard John Cotton

ELS 1960 FAMILY, L.P.

By:	/s/ Vincent S. Capone, POA
Name:	ELS 1960 Family, L.P.
Title:	General Counsel

KEVIN PLANT

By:	/s/ Vincent S. Capone, POA
Name:	Kevin Plant

ERICH SPANGENBERG

By:	/s/ Vincent S. Capone, POA
Name:	Erich Spangenberg

JEFFREY THATCHER

By:	/s/ Vincent S. Capone, POA
Name:	Jeffrey Thatcher

[Signature Page to Stockholder Support Agreement]

EXHIBIT A

List of Key Company Stockholders

Stockholder	Owned Shares
Erich Spangenberg	5,954,790.00
ELS 1960 Family, L.P.	48,974,723.00
Wensheng Fan	1,500,000.00
Richard John Cotton	338,984.00
Kevin Plant	240,000.00
Jeffrey Thatcher	240,000.00
Gerry Beaney	30,283.00
Key Stockholder Total	57,278,780.00